Exhibit 10.4.a.1

SECOND AMENDMENT
OF
FMC CORPORATION EMPLOYEES' RETIREMENT PROGRAM
PART I SALARIED AND NONUNION HOURLY EMPLOYEES' RETIREMENT PLAN
(As Amended and Restated Effective January 1, 1999)

          WHEREAS, FMC Corporation (the "Company") maintains the FMC Corporation Employees' Retirement Program Part I Salaried and Nonunion Hourly Employees' Retirement Plan (the "Plan"); and

          WHEREAS, amendment of the Plan is now considered desirable;

          NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company under Section 11.1 Plan Amendment or Termination of the Plan, and pursuant to authority delegated to the undersigned officer of the Company by resolution of its Board of Directors, the Plan is hereby amended, effective as of the dates specified below, in the following respects:

          1.     Effective January 1, 1999, the Plan is hereby amended for purposes of clarification in Article I by deleting the definition Earnings is deleted in its entirety, and inserting the following in lieu thereof:

          "Earnings means the total compensation paid by the Company or a Participating Employer to an Eligible Employee for each Plan Year that is currently includible in gross income for federal income tax purposes:

(a)	including: overtime, administrative and discretionary bonuses (including, gainsharing bonuses, performance related bonuses and, effective May 1, 2000, completion bonuses (except as provided below); sales incentive bonuses; earned but unused vacation, back pay, sick pay (other than a cash payment of unused sick days) and state disability benefits; plus the Employee's Pre-Tax Contributions and amounts contributed to a plan described in Code Section 125 or 132; and the incentive compensation (including management incentive bonuses which may be paid in cash and restricted stock and local incentive bonuses) earned during the Plan Year;

(b)	but excluding: hiring bonuses; referral bonuses; stay bonuses; retention bonuses; awards (including safety awards, "Gutbuster" awards and other similar awards); .
amounts received as deferred compensation; disability payments from insurance or the Long-Term Disability Plan for Employees of FMC Corporation (other than state disability benefits); workers' compensation benefits; flexible credits (i.e., wellness awards and payments for opting out of benefit coverage); expatriate premiums (including completion of expatriate assignment bonuses); grievance or settlement pay; severance pay; incentives for reduction in force; accrued (but not earned) vacation; other special payments such as reimbursements, relocation or moving expense allowances; stock options or other stock-based compensation (except as provided above); any gross-up paid by a Participating Employer; other distributions that receive special tax benefits; any amounts paid by a Participating Employer to cover an Employee's FICA tax obligation as to amounts deferred or accrued under any nonqualified retirement plan of a Participating Employer; and, effective May 1, 2000, pay in lieu of notice

          The annual amount of Compensation taken into account for a Participant must not exceed $160,000 (as adjusted by Internal Revenue Service for cost-of-living increases in accordance with Code Section 401(a)(17)(B)).

          A Participant's Compensation will be conclusively determined according to the Company's records."

          2.     Effective January 1, 1999, in Article I, the definition Period of Service is amended for purposes of clarification by deleting the second sentence thereof in its entirety and inserting the following in lieu thereof:

          "Notwithstanding the foregoing, if an Employee incurs a One-Year Period of Severance at a time when he or she has no vested interest under the Plan and the Employee does not perform an Hour of Service within 5 years after the beginning of the One-Year Period of Severance, the Period of Vesting Service prior to such One-Year Period of Severance shall not be aggregated."

          3.     Effective January 1, 1999, Section 4.1 Amount of Termination Benefit is hereby amended to correct a scrivener's error by changing the term "Years of Credited Service" to the term "Years of Vesting Service" in each place it appears in Section 4.2(c)(i) and 4.2(c)(ii).

          4.     Effective January 1, 1999, Supplement 1 - Specialty Chemicals Division, Livonia, Michigan is hereby amended by deleting the title of the Supplement in its entirety and inserting the following in lieu thereof:

          Specialty Chemicals Division, Livonia, Michigan and South Charleston, West Virginia; and by adding the words "or South Charleston, West Virginia" immediately after the words "Livonia, Michigan" in the first sentence of the text thereof; and by deleting the words "Sun Cleaner" in all places where they appear, and inserting the words "Sun Cleanser" in lieu thereof for clarification purposes.

          5.     Effective January 1, 1999, the text of Supplement 2 - Marine Colloids Division is hereby deleted in its entirety to correct a scrivener's error.

          IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 19th day of September, 2000.

FMC CORPORATION

By:	/s/ Stephen F. Gates
Member, Employee Welfare Benefits Plan Committe